EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Mohawk Industries, Inc.:

    We consent to the incorporation by reference in the registration statements (No. 33-52070, No. 33-52544, No. 33-67282, No. 33-87998, No. 333-23577, No. 333-74806 and No. 333-91908) on Form S‑8, of Mohawk Industries, Inc. of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three‑year period ended December 31, 2004 and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of  December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 which reports appear in the annual report on Form 10‑K of Mohawk Industries, Inc.

Atlanta, Georgia
March 11, 2005